EXHIBIT 99.1

NEWS RELEASE

PGTI Announces Closing of $575 Million of

4.375% Senior Notes due 2029

NORTH VENICE, Fla.--(BUSINESS WIRE)-- PGT Innovations, Inc. (NYSE: PGTI) ("PGTI" or the "Company"), a national leader in premium windows and doors, including impact-resistant products and products designed to unify indoor/outdoor living spaces, announced today the closing of its previously announced private offering of $575 million aggregate principal amount of 4.375% senior notes due 2029 (the "Notes"), which were issued at 100.000% of their principal amount, plus accrued interest from September 24, 2021. The offering was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

The Notes were offered to finance, together with any borrowings under the Company’s credit agreement, the purchase price of the acquisition (the "Anlin Acquisition") by Western Window Holding LLC, a newly formed Delaware limited liability company and indirect wholly owned subsidiary of the Company, of all of the assets, properties and rights owned, used or held for use in the business, as operated by Anlin Industries, a California corporation (“Anlin”).  The Anlin Acquisition was announced on September 2, 2021, and is expected to close in the fourth quarter of 2021. PGTI also intends to use the proceeds of the Notes to redeem in full $425.0 million in aggregate principal amount of the Company’s 6.75% Senior Notes due 2026, plus accrued and unpaid interest thereon, to repay the entire $54.0 million outstanding amount under its existing term loan credit facility, and to pay fees and expenses related to the offering.

The Notes are guaranteed, jointly and severally, by each existing and future domestic restricted subsidiary of the Company, other than any unrestricted subsidiary and any restricted subsidiary of the Company that does not guarantee the Company's existing senior secured credit facilities or any permitted refinancing thereof (the "Guarantors"). In this regard, Eco Enterprises, LLC and its subsidiaries are unrestricted subsidiaries under the indenture and the credit agreement governing the Company’s existing senior secured credit facilities and are not Guarantors of the Notes.

The Notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act, and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are statements other than historical fact, and include statements relating to the offering of Notes, including the use of proceeds therefrom. These "forward looking statements" involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward- looking terminology, such as "may," "expect," "expectations," "outlook," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should" and similar terminology.

These risks and uncertainties include factors such as:

•	market conditions;
•

the impact of the COVID-19 pandemic (the “Pandemic”) and related measures taken by governmental or regulatory authorities to combat the Pandemic, including the impact of the Pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;

•

the ability to successfully integrate the operations of Anlin into our existing operations and the diversion of management's attention from ongoing business and regular business responsibilities to effect such integration;

•

unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

•	changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;
•	our dependence on a limited number of suppliers for certain of our key materials;
•

our dependence on our impact-resistant product lines, which increased with our acquisition of Eco Enterprises (“Eco”), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•

the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Anlin Acquisition and our acquisitions of NewSouth Window Solutions (“NewSouth”) and Eco;

•	our level of indebtedness;
•

increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such debt;

•

the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from the Anlin Acquisition and our acquisitions of NewSouth and Eco may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	increases in transportation costs, including increases in fuel prices;
•	our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our acquisition of Eco;
•	sales fluctuations to and changes in our relationships with key customers;
•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
•

the risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;

•	product liability and warranty claims brought against us;
•

in addition to our acquisition of New South, Eco and Anlin, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and

•	the other risks and uncertainties discussed in our other filings with the SEC.

Statements in this press release that are forward-looking statements include , without limitation , our expectations regarding the expected Anlin Acquisition, including the timing and terms thereof. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:Media Relations:

Brad West, 941-480-1600 Stephanie Cz, 941-480-1600

Senior Vice President and Interim CFO Corporate Communications Manager

BWest@PGTInnovations.com